SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               ESSEX BANCORP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                      LOGO
                                     ESSEX
                                  BANCORP, INC.


April 26, 2000



Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Essex Bancorp, Inc. (the "Company"), the holding company for Essex Savings Bank, F.S.B. (the "Bank"), which will be held at Interstate Corporate Center, Building #5, 1st Floor Conference Room, Norfolk, Virginia, on June 16, 2000 at 1:00 p.m.

The attached Notice of the Meeting and the Proxy Statement describe the formal business to be transacted at the Meeting.

The Board of Directors of the Company unanimously recommends a vote "FOR" each person who has been nominated to serve as a director of the Company.

YOUR VOTE IS IMPORTANT. You are urged to sign, date and mail the enclosed Proxy Card promptly in the postage-paid envelope provided. If you attend the Meeting, you may vote in person even if you have already mailed in your Proxy Card.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your continued support.

Sincerely,

/s/ Gene D. Ross

Gene D. Ross
President and Chief Executive Officer




                       |---------------------------------|
                       |  For further information about  |
                       |   the Annual Meeting, please    |
                       |      call 1-757-893-1326.       |
                       |---------------------------------|

                                      LOGO
                                     ESSEX
                                  BANCORP, INC.
                           Interstate Corporate Center
                                   Building #9
                                    Suite 200
                             Norfolk, Virginia 23502
                                 (757) 893-1326

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held on Friday, June 16, 2000

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Essex Bancorp, Inc. (the "Company") will be held at Interstate Corporate Center, Building #5, 1st Floor Conference Room, Norfolk, VA, on Friday, June 16, 2000, at 1:00 p.m.

A proxy statement and a proxy card for the Meeting are enclosed. The Meeting is for the purpose of considering and voting upon the following proposals:

          1.        The election of two directors for a term of three years; and

          2. Such other matters as may properly come before the meeting, or any adjournment thereof. The Board of Directors is not aware of any other business to come before the meeting.

The Board of Directors has established April 21, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Only record holders of the Common Stock of the Company as of the close of business on that date will be entitled to vote at the Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Meeting will be available at Essex Bancorp, Inc., Interstate Corporate Center, Building #9, Suite 200, Norfolk, Virginia 23502, for a period of ten days prior to the Meeting and also will be available for inspection at the Meeting itself.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED
ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER OF YOUR SHARES TO VOTE PERSONALLY AT THE MEETING.



                                      By Order of the Board of Directors

                                      /s/ Jennifer L. DeAngelo

                                      Jennifer L. DeAngelo
Norfolk, Virginia                     Corporate Secretary
April 26, 2000                        Essex Bancorp, Inc.

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                               Essex Bancorp, Inc.
                           Interstate Corporate Center
                                   Building #9
                                    Suite 200
                             Norfolk, Virginia 23502

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 16, 2000

Solicitation of Voting Proxy

This proxy statement is being furnished to stockholders of Essex Bancorp, Inc. (the "Company"), in connection with the solicitation by its Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at Interstate Corporate Center, Building #5, 1st Floor Conference Room, Norfolk, Virginia, at 1:00 p.m. on Friday, June 16, 2000, and at any adjournments thereof. The 1999 Annual Report to Stockholders, including the consolidated financial statements for the year ended December 31, 1999, accompanies this proxy statement, which is first being mailed to stockholders on or about April 26, 2000.

Regardless of the number of shares of Common Stock of the Company (the "Common Stock") owned, it is important that stockholders be represented by proxy or present in person at the Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with directions given therein. Where no instructions are indicated, proxies will be voted FOR the election of the nominees for directors named in this proxy statement.

The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by filing written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting, filing a notice of revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your name, you will need additional documentation from the record holder of your shares to vote personally at the Meeting.

The cost of solicitation of proxies in the form enclosed will be borne by the Company. Proxies may also be solicited personally or by telephone, fax, or telegraph by directors, officers, and regular employees of the Company or Essex Savings Bank, F.S.B. (the "Bank"), without additional cost to the Company or the

Bank. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities and Principal Stockholders

The securities that may be voted at the meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Meeting, except as described below.

The close of business on April 21, 2000 has been established by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting, and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 1,060,642.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. The Meeting may be adjourned in order to permit the further solicitation of proxies in the event there are not sufficient votes for a quorum at the time of the Meeting or for such other purposes as may be considered proper. The affirmative vote of the majority of those shares voting on an action will be required to take any action at the Meeting.

                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Securities Ownership of Management

The following table sets forth the amount of the Company's Common Stock beneficially owned by each director, by certain executive officers, and by all directors and executive officers of the Company as a group as of April 21, 2000. The indicated number of shares of Common Stock beneficially owned includes shares that may be acquired through the exercise of stock options or warrants that are or become exercisable within 60 days of April 21, 2000.

                                         Amount and Nature            Percent
Name of Beneficial Owner              of Beneficial Ownership         of Class
------------------------              -----------------------         --------

Robert G. Hecht                                146,039(1)              12.10%(2)
Roscoe D. Lacy, Jr.                              2,600(3)                  *
Harry F. Radcliffe                           1,339,807(4)              55.81%(2)
Gene D. Ross                                     2,085(5)                  *
Earl C. McPherson                                  963(5)                  *
All directors and named
  executive officers as a group              1,491,494                 58.52%(6)
--------------------
* Less than 1%
(1) Includes 1,800 shares that Mr. Hecht has the right to acquire through the exercise of stock options and 144,239 shares that he has the right to acquire through the exercise of warrants directly owned.
(2) The individual percentages are calculated by adding to the actual number of presently outstanding shares the number of shares that could be obtained within 60 days by exercising the options and warrants held by each director, but excluding warrants and options held by all other persons. If all such warrants and options were included in the calculation, Mr. Hecht's percentage would be 1.62%, and Mr. Radcliffe's percentage would be 14.87%.
(3) Includes 2,350 shares that Mr. Lacy has the right to acquire through the exercise of stock options.
(4) Includes 1,800 shares that Mr. Radcliffe has the right to acquire through the exercise of stock options; 1,192,604 shares that he has the right to acquire through the exercise of warrants directly owned; 123,061 shares owned by Fort Pitt Capital Management Corp., over which Mr. Radcliffe holds sole investment and/or voting power, which that entity may acquire through the exercise of warrants; and, 24,142 shares owned by First Home Bancorp Trust, over which Mr. Radcliffe holds investment and/or voting power, which that entity may acquire through the exercise of warrants.
(5) Messrs. Ross and McPherson acquired their shares through the Company's Employee Stock Purchase Plan.
(6) Includes warrants and options held by directors, but excluding warrants and options held by all other persons. If all warrants and options exercisable within 60 days were included in the percentage calculation, the total percentage would be 16.54%.

Securities Ownership of Certain Beneficial Owners

                                   Amount and Nature             Percent
Name and Address                of Beneficial Ownership          of Class
----------------                -----------------------          --------

Robert G. Hecht                            146,039(1)            12.10%(2)
2077 Blairmont Drive
Pittsburgh, PA 15241

Harry F. Radcliffe                       1,339,807(3)            55.81%(2)
40 Wiggins Lane
Uniontown, PA 15401

Timothy G. Ewing                         1,628,872(4)            60.56%(2)
Value Partners, Ltd.
4514 Cole Avenue, Suite 808
Dallas, TX 75205
----------------------
(1) Includes 1,800 shares that Mr. Hecht has the right to acquire through the exercise of stock options and 144,239 shares that he has the right to acquire through the exercise of warrants directly owned.
(2) The individual percentages are calculated by adding to the actual number of presently outstanding shares the number of shares that could be obtained within 60 days by exercising the options and warrants held by each named beneficial owner, but excluding warrants and options held by all other persons. If all such warrants and options were included in the calculation, Mr. Hecht's percentage would be 1.62%, Mr. Radcliffe's percentage would be 14.87%, and Mr. Ewing's percentage would be 18.08%.
(3) Includes 1,800 shares that Mr. Radcliffe has the right to acquire through the exercise of stock options; 1,192,604 shares that he has the right to acquire through the exercise of warrants directly owned; 123,061 shares owned by Fort Pitt Capital Management Corp. over which Mr. Radcliffe holds sole investment and/or voting power, which that entity may acquire through the exercise of warrants; and, 24,142 shares owned by First Home Bancorp Trust over which Mr. Radcliffe holds investment and/or voting power, which that entity may acquire through the exercise of warrants.
(4) Includes 49,939 shares held in a SARASEP IRA of which Mr. Ewing is the beneficiary and, therefore, has the right to acquire through the exercise of warrants; and, includes 1,578,933 shares owned by Value Partners, Ltd. over which Mr. Ewing holds investment and/or voting power, which that entity may acquire through the exercise of warrants.



               ELECTION OF TWO DIRECTORS FOR A TERM OF THREE YEARS

Pursuant to its bylaws, the number of directors of the Company is set at four unless otherwise designated by the Board of Directors.

The Board of Directors of the Company is divided into three classes serving staggered three-year terms. The terms of office of Gene D. Ross and Harry F. Radcliffe expire in 2000, and the terms of Roscoe D. Lacy, Jr. and Robert G. Hecht expire in 2002. Each of the staggered terms expire at the annual meetings of the stockholders of the Company. There are no directors of the Company presently elected to the Board with a term expiring in 2001.

The nominees proposed for election at the Meeting are Messrs. Ross and Radcliffe. Both nominees are presently directors of the Company and the Bank. The Board of Directors believes that the nominees will stand for election and will serve if elected. However, in the event that either nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for such other person(s) as may be designated by the present Board of Directors. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR the election of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to Nominees and Continuing Directors

The following table sets forth certain information regarding the Board of Directors of the Company.

                                                                                        Term
Name                     Age(1)      Position Held                 Director Since      Expires
----                     ------      -------------                 --------------      -------

Nominees
Harry F. Radcliffe       49          Director                           1995             2000
Gene D. Ross             54          Chairman, President and Chief
                                       Executive Officer                1992(2)          2000
Continuing Directors

Roscoe D. Lacy, Jr.      59          Director                           1984(2)          2002
Robert G. Hecht          59          Director                           1995             2002

(1)      As of April 21, 2000.
(2) Reflects year in which director became a director of the Company's predecessor entities. All references herein to the Company are deemed to include the Company's predecessor entities.

Set forth below is additional  information  with respect to the directors of the
Company:

Harry F. Radcliffe. Mr. Radcliffe became a director of the Company on September 15, 1995 and also serves as a director of the Bank. He has been President and Chief Executive Officer of Fort Pitt Capital Management, Pittsburgh, Pennsylvania, a private investment management company, since September 1995 and was the President and Chief Executive Officer of First Home Bancorp, Inc., a publicly-held savings institution holding company until its sale in April 1996. He is a director of Hawthorne Financial Corporation, Los Angeles, California, a savings institution holding company which is traded on the Nasdaq National Market, and First Fidelity Bancorp, Irvine, California, a privately held thrift and loan holding company. He has also been a director of Miami Computer Supply, Inc. since 1996. From 1989 to 1993, Mr. Radcliffe was the President and Chief

Executive Officer of First South Savings Association, a Pennsylvania-chartered stock savings association located in Pittsburgh, Pennsylvania. Mr. Radcliffe received his degree in economics from Ohio Wesleyan University.

Gene D. Ross. Mr. Ross was President and Chief Executive Officer ("CEO") of the Company's predecessors from May 1992 until their merger with the Company in 1995, and has been the President and CEO of the Company since its organization in August 1994. Mr. Ross also serves as a director and CEO and President of the Bank and various other subsidiaries of the Company. Prior to joining the Company in 1992, Mr. Ross was President and CEO of Southern Federal Savings and Loan Association of Georgia. He was hired in a turnaround capacity to seek strategies for the recapitalization of the institution. From October 1990 through November 1991, Mr. Ross served as an independent consultant and Regional Director of the Ralph Edgar Group, Inc., a Resolution Trust Corporation asset management contractor. In March 1988, Mr. Ross joined First Liberty Financial Corp. in Atlanta, Georgia, a $1.2 billion publicly-traded thrift holding company, as President and Chief Operating Officer. Mr. Ross played a key role in negotiating the sale of First Liberty's Atlanta-based thrift franchise. Prior to March 1988, Mr. Ross was President and CEO of The Empire Savings Building and Loan Association in Denver, Colorado. During his tenure, Mr. Ross oversaw the reorganization and repositioning of the $2 billion thrift until its sale to an out-of-state financial institution. Previously, Mr. Ross held audit manager positions with two nationally recognized certified public accounting firms. Mr. Ross is a Certified Public Accountant and has a Bachelor of Arts and Sciences from Florida State University.

Robert G. Hecht. Mr. Hecht became a director of the Company on September 15, 1995 and also serves as a director of the Bank. Mr. Hecht is Chief Executive Officer of Trumbull Corporation, a highway construction company in Pittsburgh, Pennsylvania, an Executive Vice President of P.J. Dick Incorporated, a building construction firm also located in Pittsburgh, Pennsylvania, and President of Allegheny Asphalt Manufacturing, Inc. in Pittsburgh, Pennsylvania. He has also served as Vice Chairman and a director for Miami Computer Supply, Inc. since 1996. Mr. Hecht served as a director of First Home Bancorp, Inc., a privately-held savings institution holding company in Pittsburgh, Pennsylvania, until its sale in April 1996. He previously served as director of First South Savings from September 1990 to December 1993. Mr. Hecht previously served as President of Century Steel Erectors, a steel erection company in Pittsburgh, Pennsylvania, until July 1990.

Roscoe D. Lacy, Jr. Mr. Lacy is Vice President and General Manager for Miles Jennings Industrial Supply Co., Inc., an industrial supply company located in Elizabeth City, North Carolina. Mr. Lacy became a director of the Company in 1984 and has been a director of the Bank and one of its predecessor institutions since 1980. Mr. Lacy also served as a director of the Company's former Florida savings bank until its merger with and into the Bank in May 1993.

Meetings of the Board and Committees of the Board

During 1999, the Board of Directors of the Company held a total of twelve (12) regular meetings for the year. The Board of Directors of the Bank and the Company have established various committees, including the Audit, Executive

Compensation, and Strategic Evaluation Committees. Each of the directors of the Company attended 100% of the Company's board meetings and the meetings of board committees on which such director served.

The Audit Committee is comprised of directors Lacy and Hecht, and is chaired by Mr. Lacy. This Committee meets periodically with the Bank's internal auditor, and periodically with the Company's and the Bank's external auditors, and reports to the Board of Directors and to senior management on the Company's and the Bank's financial condition and internal auditing practices and procedures. During the year ended December 31, 1999, the Audit Committee met three times.

The Executive Compensation Committee (the "Compensation Committee") consists of directors Lacy, Hecht and Radcliffe. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the Company's and the Bank's directors, officers, and employees. During the year ended December 31, 1999, the Compensation Committee met four times.

The Strategic Evaluation Committee was formed in January 1996 to evaluate strategic direction as a means to enhance shareholder value. This Committee is comprised of directors Hecht, Ross and Radcliffe. During the year ended December 31, 1999, meetings of the Strategic Evaluation Committee were held in connection with regular board meetings and the Company's strategic planning meeting.

Directors Fees

Each non-employee director of the Company receives a fee of $350 for each joint board meeting of the Company and the Bank that they attend and $350 for any separate board committee meeting that they attend. Additionally, an annual
retainer  fee  of  $5,500  is  paid  to  non-employee   directors  in  quarterly
increments.

                             EXECUTIVE COMPENSATION

The following table sets forth a summary of certain information concerning the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the periods indicated to Gene D. Ross, President and Chief Executive Officer of the Company and the Bank, and Earl C. McPherson, President and Chief Executive Officer of Essex First Mortgage, a division of the Bank. Messrs. Ross and McPherson were the only executive officers whose salary and bonus compensation during 1999 exceeded $100,000.

                                             Summary Compensation Table


                                                                            Long Term Compensation
                                                                            ----------------------
                                                                             Awards                Payouts
                                                                   ---------------------------------------
                                                                                   Securities
     Name and Principal                                            Restricted      Underlying       LTIP         All Other
          Position             Year       Salary        Bonus         Stock         Options        Payouts    Compensation(2)
--------------------------     ----      --------       ------     ----------      ----------      -------    ---------------
Gene D. Ross                   1999      $203,175(1)    $9,000            --           40,000          --             $14,299
Chief Executive Officer of     1998      $194,088(1)     N/A              --               --          --             $13,933
the Company and the Bank       1997      $204,615(1)     N/A              --               --          --             $12,355

Earl C. McPherson              1999      $115,100       $5,200            --           25,000          --             $ 9,045
President and CEO of           1998      $109,620        N/A              --               --          --             $ 8,649
Essex First Mortgage, a        1997      $114,695        N/A              --               --          --             $ 6,626
division of the Bank and
Executive Vice President
of the Bank

     (1)          Salary includes payouts for unused vacation.
     (2) Represents the Company's accrued expense under the Essex Savings Bank, F.S.B. Supplemental Executive Retirement Plan ("SERP"), the Company's matching contribution to the Essex Bancorp, Inc. 401(k) Retirement Savings Plan, and imputed income on group-term life insurance. As of the fiscal year-end 1997 the contributions and accruals had fully vested. Interest on the SERP accrues at a return equal to the interest rate on a one-year certificate of deposit. Effective December 1, 1998, the SERP was amended to modify the vesting schedule so that each year's contribution following 1998 (and income thereon) will be subject to a three year vesting provision. A member must complete all three years of service to avoid forfeiture of Company contributions made after December 31, 1998. However, pursuant to an amendment effective January 1, 1999, Messrs. Ross and McPherson are fully vested in their SERP accounts at all times.

The following table provides information on stock options and stock appreciation rights ("SARs") and the value of unexercised stock options/SARs at December 31, 1999 held by Messrs. Ross and McPherson:

                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                    Potential Realizable
                                                                                                      Value at Assumed
                                                                                                    Annual Rates of Stock
                                                                                                   Price Appreciation for
                                                                      Individual Grants                 Option Term(2)
                                            -------------------------------------------------     ------------------------
                            Number of         Percent of
                            Securities      Total Options
                            Underlying        Granted to        Exercise or
                             Options         Employees in       Base Price        Expiration
         Name              Granted (#)       Fiscal Year          ($/sh)             Date            5%             10%
         ----              -----------       ------------         -------           ------          ----           ----
Gene D. Ross                  40,000             100%              $1.25           09/10/09        $31,445        $79,687
Earl C. McPherson             25,000             100%              $1.25           09/10/09        $19,653        $49,804
---------------

(1) The stock options and SARs granted to Messrs. Ross and McPherson vest over a three-year period becoming exercisable on September 10, 2002 and expiring on September 10, 2009. These options may become exercisable earlier than such dates upon a "change of control" as defined in the Second Amendment to the Employee Stock Option Plan, or upon the grantee's retirement, disability or death. SARs may be issued in tandem with options granted under the Plan. These SARs entitle the holder to receive, without any payment to the Company, either cash or shares of Common Stock, or a combination thereof, in an amount, or having a fair market value determined as of the date of exercise, equal to the excess of the fair market value per share on the date of exercise of the SARs over the price of the related option. SARs become exercisable only in the event of a change in control as defined in the Second Amendment to the Option Plan.
(2) Represents gain that will be realized assuming the options were held for the entire 10-year period and the price of Common Stock increased at compounded rates of 5% and 10% from the exercise price of $1.25 per share. Potential realizable values per option or per share under these rates of stock price appreciation would be $0.79 and $1.99, respectively. However, these amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings would be dependent on overall market conditions and the future performance of the Company and the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

Compensation Committee Interlocks And Insider Participation

There are no known potential conflicts of interest or interlocks involving Executive Compensation Committee members and executive officers of the Company, the Bank, or its subsidiaries.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Essex Bancorp, Inc. Executive Compensation Committee (the "Committee") makes this report on executive compensation for the fiscal year ended December 31, 1999.

The Committee's "mission" philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's strategic and performance goals, reward above-average corporate performance, recognize individual initiative and achievement, align management's and stockholders' interests in the enhancement of stockholder value through stock and stock option awards, and assist the Company in attracting and retaining qualified management. These factors are taken into account by the Committee in assessing executive compensation generally and the compensation of the Chief Executive Officer in particular.

The components of executive compensation are base salary, incentive stock options and restricted stock, discretionary cash bonus performance awards, contributions by the Company to its retirement plans, the Essex Bancorp, Inc. 401(k) Retirement Savings Plan ("401(k) Plan") and the Supplemental Executive Retirement Savings Plan ("SERP"). Since the basis for determining Company contributions to the 401(k) Plan and the SERP were no different for executive officers than they were for other participants in those plans during fiscal 1999, such plans will not separately be discussed in this report.

It is our policy to determine the salary components of executive compensation principally upon the basis of corporate and individual performance. Among the corporate performance factors which we consider are corporate profitability, capital levels, and corporate performance relative to such industry standards as problem asset levels, loan production, regulatory compliance, and asset-liability management. We do not use a formula to calculate the relative weight of theses performance factors, but do give significant subjective weight to the increase in the overall value of the Company from year to year. We also take into account how the overall level of the Company's executive compensation compares with the executive compensation levels of similar-sized and characteristic bank and thrift holding companies in the Company's geographic market. While comparable market ranges based upon position and responsibilities are used as guides, salaries are also based upon a subjective evaluation of the individual performance of each officer, the overall contribution of the executive to the attainment of the Company's financial goals, and the executive's record of achievement in directing the activities for which the executive is responsible. With respect to executive officers other than the Chief Executive Officer, the Committee also consulted with the Chief Executive Officer as to the appropriate salary level.

Based upon the performance of the Company in fiscal 1999 both Messrs. Ross and McPherson received an increase in base compensation of approximately 4.3% effective January 1, 2000, and a cash bonus award approximating 4.5% of 1999 base salary, which was paid in February 2000. While an objective formula was not applied, the Committee did take into account the performance factors, among others, listed below in setting such base compensation and bonus levels.

     1.   During fiscal 1999, the Company earned $2.2 million.
     2. The Company's total assets increased by approximately 20% from fiscal 1998 to fiscal 1999.
     3. The Company's non-performing assets declined by approximately 28% to a ratio to total assets of .48%; the lowest in the Company's history.
     4. The Company's regulatory relationship and overall risk profile strengthened and continued to improve during fiscal 1999.

During fiscal 1999, Mr. Ross and Mr. McPherson were also awarded options and related rights under the Company's Stock Option Plan in the amounts of 40,000 and 25,000 shares, respectively. Neither were awarded restricted stock under the Company's Management Recognition Plan. Neither Mr. Ross nor Mr. McPherson received any compensation from the Company or its subsidiaries in 1999 other than in their capacities as officers and employees.


                                    ESSEX BANCORP, INC.
                                    EXECUTIVE COMPENSATION COMMITTEE
                                    Robert G. Hecht, Chairman
                                    Roscoe D. Lacy, Jr.
                                    Harry F. Radcliffe

Neither the Committee report above nor the stock performance graph that follows is incorporated by reference in any prior or future Securities and Exchange Commission (the "SEC") filings, directly or by reference to the incorporation of Proxy Statements of the Company, unless such filing specifically incorporates the report or the stock performance graph. SEC rules provide that the compensation committee report and the stock performance graph are not deemed to constitute "soliciting material" or to be filed with the SEC, and are not subject to SEC Regulations 14A or 14C, except as provided in SEC regulations, or to the liabilities under Section 18 of the Exchange Act.

Stock Performance Graph

The following graph provides a comparison with the stated indices of the percentage change in the Company's cumulative total stockholder return on its Common Stock for the period beginning January 19, 1995, the date the Company's Common Stock began trading on the American Stock Exchange. The Company's Common Stock performance is compared to the Total Return Index for the Nasdaq Stock Market (U.S. Companies) which is a broad market equity index. This index comprises all domestic common shares traded on the Nasdaq National Market and the Nasdaq Small Cap Market.

In addition, the Company's Common Stock performance is compared to the Asset-Size Index of Thrifts between $250 million and $500 million in total assets compiled by SNL Securities, LC, a company providing broad-based financial information services to banks and thrifts. Because the Company's assets now exceed $250 million, the Company has substituted this index for the index used in prior years, the Asset-Size Index of Thrifts under $250 million in total assets. That index is also shown in the graph for comparative purposes.

The following graph is designed to be only a general depiction of one measure of corporate performance to be used by stockholders in evaluating the performance of the Company.

                                     GRAPH

                                             01/19/95      12/31/95      12/31/96      12/31/97      12/31/98     12/31/99
                                             --------      --------      --------      --------      --------     --------
     Essex Bancorp, Inc.                      100.00         37.50         43.76         78.76         28.75        27.50
     Nasdaq Total US                          100.00        138.15        169.98        208.26        293.66       543.45
     SNL Thrift (under $250M) Index           100.00        137.45        152.49        234.61        190.66       179.06
     SNL Thrift ($250-$500M) Index            100.00        134.74        166.04        281.37        244.25       287.10


          EMPLOYMENT AND OTHER EXECUTIVE SERVICES AGREEMENTS AND PLANS

Employment Agreement

Gene D. Ross is subject to a Restated Employment Agreement (the "Employment Agreement") with the Company, Essex Home Mortgage Servicing Corporation, and the Bank (the "Employers"). The Employers approved the Employment Agreement effective January 1, 1998 and amended it on October 1, 1999. The Employment Agreement provides for the employment of Mr. Ross as the President and Chief Executive Officer of each of the Employers, and is renewable year-to-year by the Boards of Directors of each of the Employers. The respective Boards of Directors have renewed the

Employment Agreement through December 31, 2000. Mr. Ross is presently entitled to base salary at the rate of $207,000 per year, as well as to bonuses established from time to time by the Board of Directors of the Company based on standards of financial performance. The Employment Agreement is currently terminable for cause by the Boards of Directors of the Company or any of the Company's subsidiaries. For purposes of the Employment Agreement, "cause" includes personal dishonesty, gross incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than non-material violations) or final cease and desist order, or a material breach of any provisions of the Employment Agreement. In the event of a termination for cause, Mr. Ross will be paid only his salary and vacation pay accrued and prorated to the date of termination. The Employment Agreement is also terminable without cause by the Board of Directors of the Company or any of its subsidiaries upon 45 days advance written notice. In the event of a termination without cause, Mr. Ross will be paid his salary and vacation pay through the date of termination, plus the severance benefit described below. The Employment Agreement also provides for the indemnification of Mr. Ross for losses and expenses arising out of the performance of his duties under the Employment Agreement, to the extent permitted by applicable corporate law and Federal regulations.

The Employment Agreement provides for a lump sum payment within thirty (30) days of a Change in Control of an amount equal to two hundred percent (200%) of his highest rate of annual salary in effect during the period commencing on May 1, 1997 and ending on the date of a change in control. Mr. Ross is also a party to a separate Change in Control Agreement with the Company, which was amended effective October 1, 1999. Under this Control Agreement, the Company shall pay Mr. Ross an additional $225,000 if the Change in Control occurs before October 1, 2000. For this purpose, a "Change in Control" shall occur if and only if after October 1, 1999 a "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), directly or indirectly, first becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company. The Company would also be obligated to make a "gross-up" payment to Mr. Ross in the amount necessary to pay any excise taxes imposed on the change in control payments under Section 499 of the Internal Revenue Code. The Employment Agreement also provides that upon termination of Mr. Ross without cause prior to a Change in Control (including non-renewal of his agreement by the Company), Mr. Ross will be entitled to a lump sum payment within thirty (30) days of termination of an amount equal to one hundred and fifty percent (150%) of his highest rate of annual salary in effect during the period commencing on May 1, 1997 and ending on the date of his termination. In the event of Mr. Ross' termination without cause following a Change in Control, however, he will only be entitled to the Change in Control payment. In either event, termination without cause or a Change in Control, Mr. Ross would be entitled to continuing health and medical insurance, disability insurance and life insurance coverage for periods not exceeding two (2) years on the same basis as was in effect immediately prior to the effective date of termination or Change in Control, as appropriate.

Other Executive Services Agreement

As of January 1, 1998, the Bank entered into a restated executive services agreement with Earl C. McPherson. The agreement was amended effective January 1, 1999 and October 1, 1999. Mr. McPherson is also the beneficiary of a Change in Control Agreement with the Company. Mr. McPherson's agreements are substantially similar to Mr. Ross's. In the event of termination of his agreement or employment without cause prior to a Change in Control, Mr. McPherson would be entitled to a lump sum payment equal to one hundred fifty percent (150%) of his highest rate of annual salary in effect during the period commencing on May 1, 1997 and ending on the date of his termination. The Employment Agreement also provides for a lump sum payment within thirty (30) days of a Change in Control of an amount equal to two hundred percent (200%) of his highest rate of annual salary in effect during the period commencing on May 1, 1997 and ending on the date of a Change in Control. In the event a Change in Control occurs before October 1, 2000, the Company shall pay Mr. McPherson an additional $113,949 under the Change in Control Agreement.

Supplemental Executive Retirement Plan

The Bank maintains the Essex Savings Bank, F.S.B. Supplemental Executive Retirement Plan ("SERP") for certain of the highly compensated officers of the Bank and its subsidiaries. The present participants in the Plan include Messrs. Ross, McPherson, and three other officers. The SERP was implemented in 1993 for the purpose of attracting and retaining key management personnel. The SERP is a non-qualified deferred compensation plan.

Except as described below with respect to Messrs. Ross and McPherson, each SERP participant who is continuously employed by the Bank or its subsidiaries for an entire calendar year is credited under the SERP for that calendar year with a pension credit of 5 percent of such participant's compensation for the year and such profit-sharing credit, if any, as the Compensation Committee of the Board of Directors of the Bank determines, not in excess of 5 percent of such participant's compensation for the calendar year. Amounts credited to the bookkeeping accounts of participants under the SERP remain general assets of the Bank and are not funded through a separate trust or other investment vehicle. Each participant's account under the SERP is also credited annually with a deemed investment rate of return equal to the interest rate in effect on the last day of the prior plan year on a one-year certificate of deposit issued by the Bank.

Participants in the SERP fully vest upon death, permanent disability or retirement at or after age 65 or upon any earlier change in control, as described in the SERP. In the event of a termination of a participant's employment prior to death, permanent disability, attainment of age 65 or a change in control, the participant's vested interest in his account under the SERP is based upon his completed years of employment with the Bank or its subsidiaries after 1992. As of the fiscal year end 1997, all SERP accruals have fully vested. Effective December 1, 1998, the SERP was amended so that each year's accrual for plan years after 1998 and the deemed investment rate of return thereon will vest only if the participant remains an employee of the Bank through December 31, 2001. However, pursuant to an amendment dated October 27, 1999, Messrs. Ross and McPherson are fully vested on their SERP accounts at all times. All amounts payable under the SERP are payable in a lump sum. Amounts accrued under the SERP are not taxable to participants, or deductible to the Bank, until paid. During the year ended December 31, 1999, the Company accrued $33,179 of expense pursuant to the SERP.

                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

In the ordinary course of business, the Bank and its subsidiaries have made loans, and may continue to make loans in the future, to non-executive officers and employees. Under the Bank's policy, such loans are made on substantially the same terms, including interest rates and collateral, as are available to the general public. Other than on an exception basis requiring Board of Directors' approval, the Bank's policy does not permit the Company's or the Bank's directors or executive officers to borrow from the Bank or its subsidiaries.

Furthermore, management of the Company does not believe that any director or officer or affiliate of the Company, or any record or beneficial owner of more than five percent of the Common Stock of the Company, or any associate of any such director, officer, affiliate or stockholder, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material proceeding.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Executive officers and directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

The Company is aware that during 1999 three of its directors made inadvertent late filings of required forms. Both Messrs. Robert G. Hecht and Roscoe D. Lacy, Jr. filed Forms 5 in February 2000, that showed two derivative security transactions each, which should have been included in prior filings. Harry F. Radcliffe's February 2000 Form 5 similarly reflected derivative security holdings (a total of three transactions) that should have been included in prior filings.

                             INDEPENDENT ACCOUNTANTS

The Board of Directors has selected the accounting firm of PricewaterhouseCoopers LLP, independent accountants, to be the Company's independent accountants for the year ended December 31, 1999. The Board of Directors has not yet made a determination regarding the selection of independent accountants for the year ending December 31, 2000. Under the Company's Certificate of Incorporation and Bylaws, stockholders are not required to ratify or confirm the selection of independent accountants made by the Board of Directors. It is anticipated that a representative of PricewaterhouseCoopers, LLP will be present at the Meeting to answer questions concerning the financial statements presented and to make a statement if he so desires.

                            STOCKHOLDER PARTICIPATION

In the event that a stockholder wishes to submit a proposal for consideration by the stockholders of the Company at the 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting"), then in order for the proposal to be includible in the proxy statement for the 2001 Annual Meeting, such proposal must be received by the Secretary of the Company no later than December 14, 2000.

The Bylaws of the Company provide a procedure for certain business to be brought before the annual meetings of the Company's stockholders, and such proposals may be properly brought before the meeting even if they are not includible in the proxy statement for the meeting, so long as the proposing stockholder complies with the advance notice provisions of the Bylaws. The 2001 Annual Meeting is scheduled to be held on May 31, 2001. If written notice of business proposed to be brought before the 2001 Annual Meeting is given to the Secretary of the Company, delivered or mailed to and received at the principal executive offices of the Company not later than March 2, 2001, such business may be brought before the 2001 Annual Meeting. Information regarding the contents of the required notice to the Company is to be found in the Company's Bylaws, which are available from the Company upon request.

Stockholders are also permitted to submit nominations of candidates for the Board of Directors. If a stockholder wishes to nominate a candidate to stand for election as a director at the 2001 Annual Meeting, the nomination shall be made by written notice to the Secretary of the Company, which must be delivered or mailed to and received at the principal executive offices of the Company not later than March 2, 2001. The requirements regarding the form and content of the stockholder nominations for directors are also set forth in the Company's Bylaws.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Meeting, you are urged to return your proxy promptly. If you are present at the Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Meeting.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

A copy of Form 10-K as filed with the Securities and Exchange Commission is available upon written request. Requests for this or other financial information about the Company should be directed to Investor Relations, Essex Bancorp, Inc., Interstate Corporate Center, Building #9, Suite 200, Norfolk, Virginia 23502, Telephone (757) 893-1326.



                                 By Order of the Board of Directors

                                 /s/ Jennifer L. DeAngelo

                                 Jennifer L. DeAngelo
                                 Corporate Secretary
                                 Essex Bancorp, Inc.

Norfolk, Virginia
April 26, 2000

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

(1)  Election of Directors of nominees listed.
     Gene D. Ross; Harry F. Radcliffe                |_|  FOR (except as marked to the contrary)          |_| WITHHOLD AUTHORITY

     INSTRUCTIONS: To withhold your vote for any individual nominee, write that nominee's name on the line provided below:


--------------------------------------------------------------------------------

(2) To vote, in its discretion, upon any other matters that may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other matters that will come before the Annual Meeting.


                                       Date_______________________________, 2000


                                       -----------------------------------------
                                                       Signature

                                       -----------------------------------------
                                                       Signature

                                       Please  sign  your  name  exactly  as  it
                                       appears hereon.  Joint accounts need only
                                       one  signature,   but  all   stockholders
                                       should sign if possible.  When signing as
                                       an  administrator,   agent,  corporation,
                                       officer, executor, trustee, guardian or similar position or under a power of attorney, please add your full title to your signature.
                                       PLEASE  RETURN  THIS PROXY CARD  PROMPTLY
                                       USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               ESSEX BANCORP, INC.
                                 REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ESSEX BANCORP, INC., FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2000 AND ANY ADJOURNMENT THEREOF.

The undersigned hereby acknowledges prior receipt of the Notice of the Annual Meeting of Stockholders (the "Meeting") and the Proxy Statement describing the matters set forth below, and indicating the date, time and place of the Meeting, and hereby appoints the Board of Directors of Essex Bancorp, Inc. (the "Company"), or any of them, as proxy, each with full power of substitution to represent the undersigned at the Meeting, and at any adjournment or adjournments thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present on the matters referred to on the reverse side in the manner specified.

This Proxy, if executed, will be voted as directed, but, if no instructions are specified, this Proxy will be voted FOR the proposal listed. Please date and sign this Proxy on the reverse side and return it in the enclosed envelope. This Proxy must be received by the Company no later than June 15, 2000.

This Proxy is revocable and the undersigned may revoke it at any time prior to the Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Meeting, or any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Meeting.

                  (Continued and to be signed on reverse side)